Exhibit 5.1

December 23, 2021

CSI Compressco LP

24955 Interstate 45 North

The Woodlands, Texas 77380

Ladies and Gentlemen:

We have acted as counsel for CSI Compressco LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and resale, from time to time, pursuant to Rule 415 under the Securities Act, by the unitholders named as the Selling Unitholders in the Registration Statement, of up to 39,050,210 issued and outstanding common units representing limited partner interests in the Partnership (the “Common Units”).

In rendering the opinions set forth below, we have examined (i) the Registration Statement (ii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 8, 2016, including any amendments thereto, (iii) the Certificate of Limited Partnership of the Partnership, dated as of October 31, 2008, filed with the Secretary of State of Delaware, (iv) the Limited Liability Company Agreement of CSI Compressco GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), dated as of January 27, 2021, (v) the Certificate of Conversion and Certificate of Formation of the General Partner, each dated as of January 27, 2021, filed with the Secretary of State of Delaware, (vi) certain resolutions adopted by the Board of Directors of the General Partner relating to the Registration Statement, and (vii) such other certificates and documents as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our review of partnership and limited liability company documents, records and other documents and writings, we have relied upon certificates and other communications of officers and employees of the General Partner, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that:

            (i) all information contained in all documents reviewed by us is true and correct;

            (ii) all signatures on all documents examined by us are genuine and the signatories to such documents have the requisite capacity;

            (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents;

            (iv) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete; and

            (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Common Units are duly authorized, validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”).

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

December 23, 2021 Page 2

The opinions expressed herein are qualified in the following respects:

            (i) This opinion is limited in all respects to the DRULPA, the Delaware Limited Liability Company Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware, and the federal laws of the United States of America (including all applicable statutory provisions and reported judicial decisions interpreting those laws), and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction; and

            (ii) We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.